Exhibit 4.22.1

Additional Agreement No. 1

To Agreement between OAO Rostelecom and OAO STC

No. 750-05-23 dated January 01, 2006

City of Moscow	Dated: June 09, 2006

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications services, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by Charter, on the one part, and Southern Telecommunications Services Company, an Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director Georgy Alekseyevich Romsky, authorized to act by Charter, on the other part hereinafter collectively referred to as the “Parties”, and severally, as “Party”, have entered into this Additional Agreement (hereinafter, “the Agreement”) on the incorporation of the below-listed amendments in Agreement No. 750-05-23, concluded by the Parties on January 01, 2006 (hereinafter, “the Agreement”), as follows:

1.                        Clause 1.4 of the Agreement shall be amended as follows: “Accrued income” means monetary funds including indirect taxes which the Users shall pay to the Operator for the Services rendered in the corresponding month.

2.                        Clause 1.6. of the Agreement shall be amended as follows:

“1.6 “Users” means persons, including subscribers, ordering and/or using the Services through the Operator, or through a communication operator whose telecommunication network is connected to the Operator’s network at the local or zonal level and which is not an Associated Operator, provided that settlements with such persons for the Telecommunications services provided by Rostelecom are effected by the Operator in accordance with the terms and conditions of this Agreement. The list of telecommunications services operators whose telecommunication networks are connected to the Operator’s network at the local or zonal level, which are not Associated Operators, and settlements with which for the Telecommunications services provided by Rostelecom are effected by the Operator in accordance with the terms and conditions of this Agreement, will be provided in a separate Additional Agreement to be executed by the Parties on or after the effective date of this Agreement.”

3.                        Clause 1.7 of the Agreement shall be amended as follows: “Revenue earned” means  the monetary funds actually received by the Operator from the Users in the Accounting period on account of payment for the Telecommunications Services.”

4.                        Clause 1.8. of the Agreement shall be amended as follows:

“1.8 “Billing period” means the calendar month commencing immediately after the Accounting period.”.

5.                        Article 1 of the Agreement shall be supplemented with a new Clause 1.13 as follows:

“1.13. “Accounting period” means the calendar month during which Telecommunications services have been provided to the Users.”.

6.                        Clause 3.4.4 of the Agreement shall be amended as follows: “3.4.4. The Operator undertakes to suspend access to Telecommunications services of the Operator’s Users which have not paid of such services when due in accordance with the procedure established by the existing legislation of the Russian Federation. The Parties acknowledge that, as of the date of this Agreement, the

Operator has no technical capability to comply with the requirements of this clause in the following constituent entities of the Russian Federation: Volgograd Region, Republic of Kabardino-Balkaria, Republic of Karachai-Cherkess, Republic of Southern Ossetia, Republic of Northern Ossetia – Alania, Stavropol Province. In Krasnodar Territory (with the exception of the municipality of resort city Sochi) there is technical capability to suspend access to 65,000 (sixty-five thousand) subscribers. The Operator informs Rostelecom of the existing technical limitations within ten days following the date of this Agreement, and of the measures aimed at, and the deadlines for, the removal of such limitations within three months following the date of this Agreement”.

7.                        Clause 3.3.10 of the Agreement shall be amended to read as follows: “3.3.10. Make out (issue and present) invoices for the Telecommunications Services, rendered to the Users, who are legal entities and individual non-incorporated entrepreneurs. To provide the issue of second certified copies upon request of Rostelecom or third parties in statutory cases within three (3) working days by fax and fifteen (15) working days by post upon receipt of the corresponding demand”.

8.                        Clause 3.3.12 of the Agreement shall be amended as follows:

“3.3.12 To collect and present to Rostelecom the information in the format of the established forms of statistical accounts, containing the data about the Services rendered to the Users in accordance with the form and terms indicated in Appendix 6 hereto”.

9.                        The Agreement shall be supplemented with a new Clause 3.3.13 as follows: “Provide order processing services, upon the granting of access to Telecommunications services within the immediate or order service system, to the Users, and to subscribers of Affiliated operators.”

10.                  The Agreement shall be supplemented with a new Clause 3.3.14 as follows: “Renew, in accordance with the established procedure, access to Telecommunications services by the Operator’s Users upon the payment of amounts owed by them for Telecommunications services.”

11.                  Clause 4.1 of the Agreement shall be amended to read as follows: “The mutual settlements between the Parties are performed monthly on the basis of this Agreement, the Operator’s Report in accordance with the form established in Appendix 3 hereto (“Operator’s Report”), the Act of Acceptance of Services rendered in accordance with the form established in Appendix 5 (hereinafter “Act of Acceptance”), the Act of offsetting of claims (“Offset Act”) and the invoice for payment (“Invoice”). The Parties shall sign the Act of Acceptance on each Operator’s affiliate providing services and Consolidated Report on services rendered in general by the Operator. The amounts of payments hereunder payable by the Parties are estimated based on the following:”.

12.                  Clause 4.1.1 of the Agreement shall be amended to read as follows: “The Operator is obliged to transfer to Rostelecom 100% (one hundred per cent) of the Revenue earned for the telecommunications services. The Operator effects the transfers in accordance with the procedure stipulated in Attachment 7 to this Agreement.”.

13.                  Clause 4.1.4 of the Agreement shall be amended to read as follows: “Regardless of the provisions of Clause 4.1.3., on account of the fulfillment of the obligations indicated in Clause 4.1.1., the Operator is obliged to perform monthly not later than the 28th day of the Billing period the transfer of the minimal payment to Rostelecom in the amount of no less than 32% of the Accrued income on the basis of the bill presented by Rostelecom, in accordance with Clause 4.3. hereof”.

14.                  Clause 4.2  of the Agreement shall be amended as follows:

“4.2. The Operator sends to Rostelecom the Operator’s Report within the term no later than the 8th day of the Billing period. Together with the Operator’s Report, the Operator sends to Rostelecom the Acts. Copies of the Operator’s Report and Acts shall be given to Rostelecom by a facsimile transmission with confirmation report, while original documents shall be sent by registered mail with receipt acknowledged. The date of facsimile transmission shall be the effective date of documents delivery.”

15.                  Clause 4.3 of the Agreement shall be amended as follows:

“4.3.   If there are no remarks, Rostelecom approves the Operator’s Report and the Act of Acceptance.  Together with this, Rostelecom presents to the Operator the bill.  If Rostelecom has objections against the documents submitted by the Operator, Rostelecom shall give written notice to the Operator of such objections within three (3) business days after receipt of documents by facsimile. Rostelecom approves the Operator’s Report and the Act of Acceptance with remarks, and issues the Bill for the settlement of payments for the uncontested amount. Copies of the Bill and the approved Operator’s Report and Act of Acceptance shall be sent the Operator by fax. Originals of the documents are sent by registered mail with receipt acknowledged.”

16.                  Clause 4.8 of the Agreement shall be amended as follows: “Quarterly and upon necessity Rostelecom and the Operator perform the inspection of mutual settlements. The Reconciliation Report of Mutual Settlements is drawn up by the Party concerned penaltied in two counterparts and signed by the authorized representatives of the Parties. The Party receiving the Reconciliation Report of Mutual Settlements must sign the Reconciliation Report of Mutual Settlements or present its objections concerning the reliability of the information contained in it within the period of ten (10) days from the date of dispatch of the Reconciliation Report of Mutual Settlements.”

17.                  Clause 7.8 of the Agreement shall be amended as follows: “If in the result of submission of  unreliable data in the Operator’s Report, improper invoicing by the Operator, improper formation of the sections of the sales log or purchase log, improper application by the Operator of the VAT rate in accordance with Clause 3.3.3, untimely submission of documentation by the Operator to Rostelecom, in accordance with Clause  3.3.11, additional tax obligations, as well as fines and punitive sanctions for the violation of the tax and/or administrative law will be imposed on the Operator, Rostelecom has the right to demand the stated sums from the Operator. This right of Rostelecom arises after the conclusion of the court appeal of the tax authorities and on the condition that the Operator is brought to participation in the proceedings or is informed about all facts of the dispute. In any case, the amount of responsibility of the Operator must not exceed the amount of their consideration.”

18.                  Clause 7.9 of the Agreement shall be amended as follows: “The forfeits indicated in Clauses 7.3 and 7.4 of this Agreement can be collected from the Operator by Rostelecom on the condition of observance by the former of the terms established by Clauses 4.2-4.4 hereof”

19.                  Clause 7.10 of the Agreement shall be amended as follows: “Any losses arising under this Agreement may be collected through court to the extent they are not covered by the appropriate penalty.”

20.                  Clause 11 of the Agreement shall be amended as follows:

“11.1. This Agreement is entered into for one year and shall take effect from the moment when it is signed by the Parties. Any of the Parties may, at least 90 (ninety) calendar days prior to the expiry of this Agreement, declare its intention to prolong this Agreement for the next year or execute a new agreement with the same subject matter, but on different terms and conditions. Subject to the consent of the other Party, this Agreement may be prolonged by an additional agreement by and between the Parties, or the Parties may execute a new agreement with the same subject matter, but on different terms and conditions. The effective term of this Agreement is prolonged until the date of execution of such additional agreement, or of the additional agreement by and between the Parties, but in any event for a period not exceeding 3 calendar months following the expiry of this Agreement.

11.2. This Agreement applies to the actual relations between the Parties arising prior to January 01, 2006.”

21.                  Clause 12.4 of the Agreement shall be amended as follows:

Appendix List:

Appendix No.1 Form of Public Offer.

Appendix No.2 Cost of services and amount of agency fee of the Operator

Appendix No.3 Report of the Operator on the accrued income paid for the services rendered to the Users.

Appendix No. 4 Peculiarities of the interaction of Rostelecom and the Operator for the provision of the observance of the VAT law.

Appendix No.5 Act of Acceptance of Services rendered.

Appendix No. 6 List of reporting forms.

Appendix No.7 Parties mutual settlement procedure.

Appendix No.8 Procedure for Checking Operator for the Correct performance of the Agreement Terms.

Appendix No.9 Procedure for Handling of Receivables and Payables and Order of Receivables and Payables Write-Off

22.                  Appendix No. 1 of the Agreement shall be amended as follows:”

Appendix No. 1
to Agreement No. 750-05-23
dated January 01, 2006
Form of Public Offer

PUBLIC OFFER

On the conclusion of the long-distance and international telecommunications services agreement

Rostelecom, Open Joint Stock Company for Long-Distance and International Telecommunications (further – Rostelecom) acting on the grounds of long-distance and international telecommunications services license No. 29777, issued on 11.12.2003, represented by General Director Yerokhin Dmitry

Yevgenievich, authorized to act by the Charter will conclude the agreement on long-distance and international communications services on the below mentioned conditions with any person meeting the criterion embodied in para. 1.2 below.

1.                       DEFINITIONS:

1.1.               “Agreement” means the agreement on long-distance and international telecommunications services, concluded by Rostelecom and the User by means of acceptance of the present public offer, conducted by the User in accordance with Article 3 below, together with all the Appendices, Revisions, Addenda and Additional agreements. Any reference in the offer to the Agreement (Article of the Agreement) and/or its conditions means a corresponding reference to the present public order (its Article) and/or its conditions.

1.2.               “User” means an individual or a legal entity that is a subscriber of the Local operator, who have affected acceptance in the order covered by Article 3, as a result of which the present Agreement is considered concluded by the give person and Rostelecom.

1.3.               “Billing period” shall mean the calendar month following the month when Telecommunications Services were rendered to Users.

1.4.               “Parties” means Rostelecom and the User. Rostelecom and the User can be separately referred to as “Party”

1.5.               “Tariff” shall mean the rate of payment for each Service provided under the Agreement between the Parties.

1.6.               “Telecommunications services” shall mean long-distance and international communications services rendered by Rostelecom to the User using automatic service system or with the help of an operator.

1.7.               “User equipment” means user (terminal) equipment, installed at the Users permanent place of residence (for individuals) or at the location of the User - legal entity. The location of the User - legal entity for the purposes of the present agreement means the legal address of the User and (or) other address at which the User effects their activity.

1.8.               “Agent” means a legal entity, which has a right to perform actions, connected with carrying out accounting with the User for Telecommunications Services rendered by Rostelecom, with handling of Users’ claims on the grounds of the Agreement, concluded with Rostelecom. The register of Agents, indicating the territories of their operation, and/or groups of Users served by the Agent is brought to the Users by Rostelecom through mass media and can be changed from time to time.

1.9.               “Local operator” means a legal entity, which has a license to render local telecommunications services on the territory of the Russian Federation or its part, which renders to the User access to Telecommunications services, and whose telecommunication networks have an access to the public RF telecommunication networks.

1.10.         “Regulations” means the Regulations of rendering local, intrazonal, long-distance and international Telecommunications Services, acting at the moment of effecting acceptance of the present public offer by the User.

2.                       SUBJECT MATTER

2.1.               Rostelecom undertakes to render Telecommunications Services to the User, and the User - to pay for telecommunications services in accordance with the terms worded in the present Agreement.

3.                       CONCLUDING THE AGREEMENT AND TERMS OF TELECOMMUNICATIONS SERVICES RENDERING

3.1.               An individual or a legal entity that is a subscriber of the Local operator is considered to have concluded the Agreement with Rostelecom and to have agreed to all the conditions of the public offer (to have accepted it) in the following case:

3.1.1.      a) An individual or a legal entity subscriber of the Local operator performing the following actual successive actions: dialing “8” on the User equipment, dialing OAO Rostelecom telephone network choice code (if introduced); dialing the code of the numbering area of the called party; dialing the called party number; or

b) An individual or a legal entity subscriber of the Local operator performing the following actual successive actions: dialing the  long-distance and international telecommunications services access number, rendered by OAO Rostelecom with the help of an operator - “07” and/or another access number, the information about which can be obtained by the User through directory inquiry service “09”; ordering a long-distance or international telecommunications services with the help of an operator through immediate or order service system, in accordance with the Regulations.

3.1.2.      Telecommunications services setting as a result of performing actions, indicated in subclause a) or b) of para. 3.1.1 hereof.

3.2.               An individual or a legal entity, that is a subscriber of the Local operator, becomes the User accruing the User’s rights and obligations hereunder after telecommunications setting indicated in para. 3.1.2.

3.3.               On entering into this Agreement, the User shall be entitled to receive Telecommunications Services, whereas Rostelecom shall render such services to the User, provided this is technically practicable, and provided the User has access to long-distance and international Telecommunications Services.

3.4.               For obtaining Telecommunications Services through automatic service system, the User must perform the following actions, indicated in subclause a) of para. 3.1.1 hereof. For obtaining Telecommunications Services with the help of an operator, the User must perform the following actions, indicated subclause b) para. 3.1.1 hereof.

3.5.               Telecommunications services is considered rendered from the moment when telecommunication is set as a result of performing actions by the User, indicated in subclasses a) or b) of para. 3.1.1 hereof.

3.6.               The access to Telecommunications Services, rendered to the User from the User equipment, can be stopped at the initiative of Rostelecom in cases, covered by para. 7.2 hereof.

3.7.               When rendering Telecommunications Services to the User Rostelecom has a right to introduce limitations to the amount of conversation orders and the duration of conversations in the event of any problems occurring in the course of the Services provision, whereas total inability of Rostelecom to provide.

The User must be notified about the introduction of limitations at the moment of order taking or in the moment of  rendering of telecommunications services by order service system.

In case of occurrence of long-term limitations of using telecommunications services, Rostelecom must undertake measures in order to inform the User about it using mass media, inquiry services, placing notices in places of collective use of telecommunications services etc.

3.8.               If technically feasible and on condition that access to Telecommunications services is available from User equipment, Rostelecom renders to the User a possibility to use Telecommunications services 24 hours a day, if other is not indicated in the Russian Federation law.

3.9.               The User hereby agrees that starting from the moment of his entry into the Agreement his details may be included in the data base maintained for the purpose of information and reference servicing and may be used in the provision of information and other reference services by Rostelecom and any third parties.

4.                       RESPONSIBILITIES OF THE PARTIES

4.1.             Rostelecom undertakes the responsibility:

4.1.1.      To render Telecommunications Services to the User in accordance with the law of the Russian Federation, the Regulations, national standards, technical norms and Regulations, license and the Agreement (in particular – to remove within the established time limit the defects which appeared due to the fault of Rostelecom and which prevent the User from using Telecommunications services).

4.1.2.      To notify the User through mass media about changes in the conditions of service rendering, methods of payment for Telecommunications services, Tariffs is no less than ten (10) days before the date when these changes are introduced

4.1.3.      To fulfill other obligations of Rostelecom, covered by the law of the Russian Federation and the Agreement.

4.2.             The User undertakes the responsibility:

4.2.1.      To carry out the payment for rendered Telecommunications Services on the conditions and by the deadlines covered by the Agreement. Users which are organizations financed from budget of corresponding level must use Telecommunications services strictly within the established limit of budget financing of this User.

4.2.2.      To fulfill other obligations covered by current law of the Russian Federation and the Agreement.

5.                       RIGHTS OF THE PARTIES

5.1.             Rostelecom has a right:

5.1.1.      To unilaterally introduce changes to Tariffs, conditions and terms of payment according to para. 4.1.2 hereof.

5.1.2.      To initiate a temporary stoppage of access to long-distance and international telecommunications services to the User in cases covered by para. 7.2 of this Agreement.

5.2.             The User has a right:

5.2.1.      To make claims about the received bill in the order, covered by Clause  8 hereof.

5.2.2.      To refuse to pay for Telecommunications services, that was rendered to the User without their concert.

6.                       PAYMENT PROCEDURE

6.1.               Except for the cases of payment for Telecommunications services at payment offices of the Agent or Rostelecom in the order covered by para. 6.7 hereof, the User must pay for Telecommunications Services to them by Rostelecom strictly in accordance with banking details indicated in the payment bill. The User’s money liabilities for the Telecommunications Services rendered hereunder cease at the moment of crediting cash to the bank account, indicated in the bill made out to the User.

6.2.               The Services payment bill shall be made out by Rostelecom or by the Agent, on behalf of Rostelecom. If Telecommunications services payment bill is made out by the Agent it must be indicated that the bill is made out for payment of Telecommunications Services, rendered by OAO Rostelecom.

6.3.               Tariffs for international telecommunications services are established and changed in  accordance with current law of the Russian Federation.

6.4.               Tariffs for international telecommunications services are established by Rostelecom and changes can be introduced to them at any time.

6.5.               The long-distance and international telecommunications services tariffication unit is established by Rostelecom and comprises one minute. The records of duration of long-distance and international telecommunications services are carried out in accordance with the tariffication unit established by Rostelecom. The tariffication unit can be changed by Rostelecom unilaterally at any time.

6.6.               The payment bill for Telecommunications Services in the month previous to the Billing period is made out to the User before the 12-th day of the Billing period and indicates the total amount for each type of Services, there amount and cost. The grounds for making out the bill to the User are the data, obtained with the help of the equipment, used for recording the amount of Telecommunications. Telecommunications services payment is conducted monthly, within 15 days from the moment of making out the payment bill for Telecommunications Services, rendered in the month previous to the Billing period.

6.7.               If Telecommunications services payment bill is made out to the User by Rostelecom, the payment must be effected by the User to Rostelecom by cash available at its payment offices, or by means crediting cash to the account, indicated in such Telecommunications services payment bill. If Telecommunications services payment bill is made out to the User by the Agent on behalf of Rostelecom, the payment must be effected by the User to the Agent by cash at its payment offices, or by means of crediting cash to the account, indicated in such Telecommunications services payment bill. In cases of cash payment for Telecommunications services the money liability of the User for Telecommunications Services rendered to the User ceases at the moment of crediting cash to Agent’s payment offices, or Rostelecom payment offices, depending on which of them has made out the bill. Accounts with a corporate User can be made by cash strictly in the limits established by the law for legal entities to Rostelecom or Agent payment offices.

6.8.          Information about the Rostelecom’s and Agent’s payment offices is brought to the Users by the Agent and/or Rostelecom via mass media.

7.             RESPONSIBILITIES OF THE PARTIES

7.1.          Rostelecom and the User bear responsibility for non-fulfillment or improper fulfillment of their responsibilities in the Agreement in accordance with the current law of the Russian Federation, (including the Regulations) and the Agreement.

7.2.          In case of delay payment or other User violations of the requirements, established by the Russian Federation Law “On Telecommunications services”, the Regulations and the Agreement, Rostelecom has a right to unilaterally initiate a stoppage of rendering access to Telecommunications services for a period until a complete debt repayment, or, correspondingly, until a complete settlement of other violations, committed by the User.

7.3.          In case of failure to pay, incomplete or late payment for Telecommunications services Rostelecom has a right to claim a penalty in the form of fee of one per cent (1%) of the cost of rendered in the month previous to the Billing period, but unpaid, incompletely paid or late paid Telecommunications services for every day of payment delay up to the moment of indebtedness write-off, but not exceeding the sum, subject to payment. The user must pay such a penalty to Rostelecom within five (5) calendar days from the moment when the demand for payment is served on the User by Rostelecom.

8.             DISPUTE SETTLEMENT

8.1.          In case of appearance of disputes and disagreements on the Agreement, they are subject to regulation in the order covered by the present Article 8.

8.2.          In case of non-fulfillment or improper fulfillment of obligations to render Telecommunications Services by Rostelecom the User before applying to court makes claims to Rostelecom. The claims of the User are made and looked into on conditions and in terms covered by current law of the Russian Federation. If the User claim is completely or partially denied or if the answer to the claim made by the User is not received in terms estimated by the law of the Russian Federation for its consideration, the individual User has a right to apply to court in accordance with the jurisdiction rules as established by the RF Law “On the Protection of Consumers’ Rights” dated 07.02.92 (No. 2300-1), whereas any corporate User has the right to taking a local legal action against the Agent, if the User pays for the Telecommunications Services by the Agent, which legal action may also be taken at the locality of Rostelecom (or an affiliate thereof covering the place residence/location of the User), if the User pays for the Telecommunications Services by Rostelecom.

8.3.          In case of non-fulfillment of Services payment obligations by the User, complete or partial, Rostelecom, has a right to bring a suit against the User on its choice or  at the location of the User, or  at the location of  Rostelecom (or  Rostelecom branch office, in operation zone of which  the  User place of residence (place of registration) is located), or at the location of the Agent (or Agent branch  office, in operation zone of which the User place of  residence (place of registration) is located).

9.             FORCE MAJEURE CIRCUMSTANCES

9.1.          The Parties are released from responsibility for non-fulfillment or improper fulfillment of  their obligations on the Agreement, if they prove, that proper fulfillment was impossible due to force majeure, which means extreme, unforeseen and inevitable circumstances in given conditions. The presence of force majeure in this case prolongs the term of  fulfillment of obligations by the Parties, proportionally to the period of its activity. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

9.2.          If  the non-fulfillment of terms of service rendering  was caused by circumstances of force majeure, the Parties must coordinate  a new term of Telecommunications services rendering fulfillment.

10.          TERMINATION OF THE AGREEMENT

10.1.        The Agreement may be terminated in cases and according to the procedure covered by the law of the Russian Federation.

10.2.        In case of termination of the Agreement the Parties must conduct mutual exchanges on all obligations.

11.          PERIOD OF VALIDITY  OF THE AGREEMENT

11.1.        The present Agreement comes into force  on the day when an individual or a legal entity, that is a user of  the Local operator has effected the acceptance of the present public offer, in the order, covered by Article 3, and is considered concluded for an indefinite period of time.

12.          MISCELLANEOUS

12.1.        Rostelecom and the User admit that the present agreement is obligatory for fulfillment for both Parties considering all conditions.

12.2.        All legal relations of the Parties, arising in connection with rendering Telecommunications Services to the User by Rostelecom, which are not covered directly by the Agreement, are regulated by the Regulations and regulatory documents of the Russian Federation.

12.3.        The User is informed about and agrees to the characteristics of rendered Telecommunications services, concerning their quality, safety and limitations

12.4.        The User is familiarized with the Regulations and undertakes the obligation to observe them.

12.5.        As soon as Rostelecom and the Agent have concluded the agreement an the grounds of which the Agent has a right to perform actions of making out bills to the User for the Telecommunications services rendered, of receiving payment for rendered Telecommunications services from the User, and handling Users’ claims, the User agrees correspondingly to receive Telecommunications services payment bills made out by the Agent, to conduct payments for Telecommunications services to the Agent, and, according to the procedure established by the Agreement, to address claims against Rostelecom to the Agent, caused by non-fulfillment or improper fulfillment of the Agreement by Rostelecom.

12.6.        In case if the permanent place of residence of an individual User, or the location of a corporate User does not coincide with the territory of operation of  the Agent and/or  the  User does not belong to the category of users, served by the Agent, provisions of  the preset Agreement, concerning the Agent are not used on conditions of fulfillment of the Agreement by the Parties.

13.                               Address and banking details of OAO Rostelecom

OAO Rostelecom
Legal address: 5, Delegatskaya st., Moscow,
127091
Acc.:
Corr. acc.: 30101810400000000609
BIK: 049805609
TIN: 7707049388
KPP: 143532001
OGRN: 1027700198767

14.                               OAO Rostelecom Authorized Signatory

For Rostelecom:

D.Ye. Yerokhin
(full name)

(signature)

Date: 200
Seal here

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OAO STC

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

23.                  In para. 2 of Appendix 2 change the parameter description as follows. The provision of services for the call of the subscriber processing when providing the access to ld/intern. telecommunications services through the delay and immediate systems of servicing

24.                  Appendix 3 hereto shall be amended as follows

Appendix No. 3
to Agreement No. 750-05-23 dated January 01, 2006

Report of the Operator
on the accrued income paid for the Services rendered to the Users
Under Agreement No.                   dated

Form 1.1

The report on the volumes and accrued income for the international Telecommunications Services rendered to individuals (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff roubles/min	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.2

The report on the volumes and accrued income for the international Telecommunications Services rendered to self-sustained organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff roubles/min	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.3

The report on the volumes and accrued income for the international Telecommunications Services rendered to budgetary organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff roubles/min	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.4

The report on the volumes and accrued income for the long-distance Telecommunications Services  rendered to individuals (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff roubles/min	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.5

The report on the volumes and accrued income for the long-distance telecommunications services rendered to self-sustained organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff roubles/min	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.6

The report on the volumes and accrued income for the long-distance Telecommunications Services rendered to budgetary organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff roubles/min	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Note to completion of Forms  1.1.-1.6:

1.               Rostelecom offers the Operator the blank of the Forms 1.1-1.6 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 1.1.-1.6:

(c) OAO Rostelecom, Main Computer Center

Name of business entity (department)
Document code
Business code		OKVED code
Director of business entity (department)		OKONKh code
Consolidated report attribute (1 character)	0	OKATO code
OKPO code (8 characters)		OKOGU code
Department OKPO code (8 characters)		OKOPF code
RF constituent entity code (“Select” button, OK)		OKFS code

Select: RF constituent entity code:
OKUD form code (7 characters)
Report type (from list)	01
Form code (2 characters)			OK
Subsystem code (3 characters)
Accounting year (4 characters)
Accounting month (from list)
Validate data entered in title page (TITUL)
Compiled by:
Contact telephone number:
Report compiled on:

Additional messages:
Postal code: (6 characters)
Postal address:
Operator code: (4 characters)
Outgoing ABC zone

When entering data in the template please use Notes (prompt messages) to the cells, select a parameter from the list (cells C13, C17) buttons: Select (“OK”) and “Validate data entered in title page” (TITUL)

2.               The reports on the volumes and accrued income for the services rendered are drawn up for each
ABC zone of the Operator in separate forms 1.1 – 1.6.  At that, each of the forms includes the consolidations for the incoming directions of the connection (data aggregation is performed for each incoming direction, tariff and tariff category).

3.               The Operator presents to Rostelecom the consolidated data for all ABC zones.

4.               The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF CCCCCCC UU.xls,

•             XXXX- four-digit sign-digit operator number assigned by Rostelecom – KUBN

•             ZZZZZZ – accounting period in the form YYYYMM

•             FFF – conventional number of the form of the Operator’s report. For the reports 1.1.-1.6. acquires the value: 316 (Appendix 3 of the Forms 1.1 – 1.6 in one file)

•             CCCCCCC – code of the outgoing ABC (up to seven digits);

•             UU – ordinal number of the report. The ordinal number of the document sent by the Telecommunications services Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

5.               In the column “Direction” of the Forms 1.1.-1.6 (below the “Total” line) the names of the directions are indicated (names of foreign countries or long-distance zones) with the division in accordance with the tariffs of Rostelecom into international and long-distance telecommunications services, and in the column “Direction code” their codes are indicated (long-distance and international codes are indicated without additional prefixes).

6.               In the columns “Tariff category” of the Forms 1.1-1.6 the conventional code of the entry affiliation to the tariff category is indicated. The list of the codes is drawn up by Rostelecom depending on the tariffs applied.

7.               In the reports on individuals (1.1, 1.4) the tariffs and totals must include the amounts of VAT. In the reports on self-sustained and budgetary organizations (1.2, 1.3, 1.5, 1.6.) the tariffs and totals must not include the amounts of VAT.

8.               In Forms 1.1 and 1.6 the volumes and accrued income for telecommunications services rendered during the Accounting Period are indicated whereas additional charges/adjustments of the previous periods are not specified.

Form 1.7

The consolidated report of the Operator on the volumes and accrued income for the international and long-distance telecommunications services rendered to all categories of users

		In roubles.
Direction	In minutes	Without VAT	VAT	Total
1	2	3	4	5
International telecommunications services, total
Individuals
Self-sustained organizations
Budgetary organizations
Long-distance telecommunications services, total
Individuals
Self-sustained organizations
Budgetary organizations
total

Note to completion of Form 1.7:

1.                    Rostelecom offers the Operator the blank of Form 1.7 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for Form 1.7.:

(c) OAO Rostelecom, Main Computer Center

Name of business entity (department)
Document code
Business code		OKVED code
Director of business entity (department)		OKONKh code
Consolidated report attribute (1 character)	0	OKATO code
OKPO code (8 characters)		OKOGU code
Department OKPO code (8 characters)		OKOPF code
RF constituent entity code (“Select” button, OK)		OKFS code

Select: RF constituent entity code:
OKUD form code (7 characters)
Report type (from list)	01
Form code (2 characters)			OK
Subsystem code (3 characters)
Accounting year (4 characters)
Accounting month (from list)
Validate data entered in title page (TITUL)
Compiled by:
Contact telephone number:
Report compiled on:
Additional messages:
Postal code: (6 characters)
Postal address:
Operator code: (4 characters)

When entering data in the template please use Notes (prompt messages) to the cells, select a parameter from the list (cells C13, C17) buttons: Select (“OK”) and “Validate data entered in title page” (TITUL)

2.                    In Form 1.7. the Operator presents the consolidated data on the volume and accrued income for the services rendered during the accounting period in all ABC zones of the Operator.

3.                    The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF UU.xls,

•             XXXX- four-digit sign-digit operator number assigned by Rostelecom

•             ZZZZZZ – accounting period in the form YYYYMM

•             FFF – conventional number of the form of the Operator’s report. For the reports of Form 1.7. acquires the value: 317 (Appendix 3 of the Form 1.7. in one file)

•             UU – ordinal number of the report. The ordinal number of the document sent by the Telecommunications Services Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

Form 2.

The Operator’s report on the payments for the long-distance and international telecommunications services of OAO Rostelecom in

2.1. Service rendering, service payments, service arrears variation in                           , roubles, kopecks

		Service arrears by the			Services rendered during the reporting month
		beginning of the reporting month			Long-distance telecommunications			International
		For the services		For the	services			telecommunications services			Service payments for the reporting month
		liable to income		services	Services liable		Services	Services liable		Services	For the services liable
		tax at the rate		liable to	to income tax at		liable to	to income tax at		liable to	to income tax at the
Period of		of 18%		income tax	the rate of 18%		income tax	the rate of 18%		income tax	rate of 18%		For the services
service		Total	Including	at the rate of	Total	Including	at the rate of	Total	Including	at the rate of	Total	Including	liable to income tax
month	year	sum	VAT	0%	sum	VAT	0%	sum	VAT	0%	sum	VAT	at the rate of 0%
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Prepayment accounted for service payments in the reporting month						Debt write-off connected with			Service arrears by the end of the reporting month
		For the	Service arrears adjustment		For the	inventory		For the			For the
For the services		services	For the services		services	For the services		services	For the services		services
liable to income tax at the rate of 18%		liable to income tax	liable to income tax at the rate of 18%		liable to income tax	liable to income tax at the rate of 18%		liable to income tax	liable to income tax at the rate of 18%		liable to income tax
	Including	at the rate of		Including	at the rate of		Including	at the rate of		Including	at the rate of
Total sum	VAT	0%	Total sum	VAT	0%	Total sum	VAT	0%	Total sum	VAT	0%
15	16	17	18	19	20	21	22	23	24	25	26

2.2. Service prepayment flow in                   month, roubles, kopecks

		Prepayment arrears by the beginning of				Prepayment received in the reporting				Prepayment accounted for service payments in the
		the reporting month				month				reporting month
		For the services		For the services		For the services		For the services
		liable to income		liable to income		liable to income		liable to income		Services liable to
		tax at the rate of		tax at the rate of		tax at the rate of		tax at the rate of		income tax at the		Services liable to income
Prepayment		18%		0%		18%		0%		rate of 18%		tax at the rate of 0%
period			Including		Including		Including		Including	Total	Including	Total	Including
month	year	total	VAT	total	VAT	total	VAT	total	VAT	sum	VAT	sum	VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Correction of prepayment arrears received				Write-off of prepayment arrears received in				Prepayment arrears by the end of the
in connection wiht inventory				connection with inventory				reporting month
For the services liable		Services liable to		For the services liable		Services liable to		For the services liable		Services liable to
to income tax at the		income tax at the rate		to income tax at the		income tax at the rate		income tax at the		income tax at the rate
rate of 18%		of 0%		rate of 18%		of 0%		rate of 18%		of 0%
	Including		Including		Including		Including	Total	Including	Total	Including
total	VAT	total	VAT	total	VAT	total	VAT	sum	VAT	sum	VAT
15	16	17	18	19	20	21	22	23	24	25	26

Note to completion of Forms  2.1.-2.2:

1.               Rostelecom offers the Operator the blank of the Forms 2.1-2.2 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 2.1.-2.2:

(c) OAO Rostelecom, Main Computer Center

Name of business entity (department)
Document code
Business code		OKVED code
Director of business entity (department)		OKONKh code
Consolidated report attribute (1 character)	0	OKATO code
OKPO code (8 characters)		OKOGU code
Department OKPO code (8 characters)		OKOPF code
RF constituent entity code (“Select” button, OK)		OKFS code

OKUD form code (7 characters)		Select: RF constituent entity code:
Report type (from list)	01
Form code (2 characters)		Ok
Subsystem code (3 characters)
Accounting year (4 characters)
Accounting month (from list)
Validate data entered in title page (TITUL)
Compiled by:
Contact telephone number:
Report compiled on:

Additional messages:
Postal code: (6 characters)
Postal address:
Operator code: (4 characters)

When entering data in the template please use Notes (prompt messages) to the cells, select a parameter from the list (cells C13, C17) buttons: Select (“OK”) and “Validate data entered in title page” (TITUL)

2.               Forms 2.1 – 2.2 include consolidated data on the accrued and received income, the state of indebtedness and correction for all subsidiaries and ABC zones of the Operator.

3.               The reports are filled out in the context of the periods of service rendering: one line of the report corresponds to one service period, the information is provided  about service payment arrears, service rendering etc. during the current accounting period.

4.               The columns “Correction of arrears...” and “Write-off of arrears...” are filled periodically and on the basis of the documents indicated in Appendix 9 hereto.

5.               The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF UU.xls,

•             XXXX- four-digit sign-digit operator number assigned by Rostelecom

•             ZZZZZZ – accounting period in the form YYYYMM

•             FFF – conventional number of the form of the Operator’s report. Can acquire the values: 321 (Appendix 3, Form 2.1), 322 (Appendix 3, Form 2.2)

•             UU – ordinal number of the report. The ordinal number of the document sent by the Telecommunications services Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

For Rostelecom:	For Operator:

General Director	General Director
OAO Rostelecom	OAO STC:

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

25.                       Appendix 4 hereto shall be amended as follows: “

Appendix No. 4
to Agreement No. 750-05-23
dated January 01, 2006

Peculiarities of the Interaction of Rostelecom and the Operator
for the Provision of the Observance of the VAT Law

1. Drawing up of invoices and submittal of documentation on VAT

The Operator draws up invoices in the form approved by the Governmental Regulation of the Russian Federation No.914 of 02.12.2000, only for the services of Rostelecom rendered to legal entities and individual entrepreneurs without the establishment of a legal entity, as well as for the prepayment services of Rostelecom rendered to the mentioned categories of Users.

The lines of the invoices are filled as follows:

Number
of invoice line	Order of filling out (what is indicated)
1	2
1

Invoice number. The number has the structure XXXXXXXX.AAAAAAAA-PTK (21 characters), where XXXXXXXX – a unique number – the company code assigned to the Operator (legal entity) by Rostelecom. AAAAAAAA – invoice ordinal number. The uniqueness of the number is secured by the Operator. The unique number must be maintained at least within the framework of one Accounting Period.

2	Company name (OAO Rostelecom)
2a	The access to Telecommunications Services, rendered to the User from the User equipment, can be stopped at the initiative of Rostelecom in cases, covered by para. 7.2 of the Agreement.
26	TIN 7707049388 / KPP of the direction of the company subsidiary, with which the agreement is concluded
3	Dash
4	Dash
5

By invoicing (in a single copy) by the receipt of prepayment or by the rendering of the services at the expense of the earlier received prepayments – details of the payment-accounting document (payment order), otherwise – dash

6	Name of the client (parent organization)
6a	Legal address of the client (parent organization)
6b	TIN of the client / KPP of the organization department of the client organization

Column 1 of the invoice must contain the phrase “Long-distance telecommunications services”, “International telecommunications services” or “Long-distance and international telecommunications services” the number and date of the agreement concluded between Rostelecom and the Users-legal entities, (if the like agreement was concluded by drawing up a single document) or the phrase Public offer of the OAO Rostelecom dated                    (if the like agreement was concluded in any other way). The invoices for the services of Rostelecom rendered to the population, as well as for the prepayment for the services of Rostelecom received from the population are not drawn. For the registration in the account-book the Operator draws up (in a paper form) consolidated invoices: a) for the total cost of the Services of Rostelecom, rendered to the population during the Accounting Period; b) for the aggregate prepayments received from the individual user within the period under review on account of the rendering of the services by  Rostelecom. In line 6 of such invoices the client name “Population” is indicated, and lines 6a and 6b are not filled. For the registration in the purchase book the Operator draws up a similar invoice for the sum of the prepayment received for the services of Rostelecom from the population, on account of which the services of Rostelecom were rendered in the accounting period.

To facilitate the signing of invoices for the Users for the services rendered by Rostelecom on behalf of Rostelecom, Rostelecom issues a power of attorney for the right of signing of invoices on behalf of Rostelecom to the Operator’s employees in accordance with the lists provided by the latter.

The Operator draws up reports in respect of the services of Rostelecom, the reports for the formation of sales and purchase logs by Rostelecom. The reports for the formation of sales and purchase logs are drawn up in accordance with the Regulations of keeping log books of the received and composed invoices, sales and purchase logs by the adjustment of VAT, approved by the Governmental Regulation of the Russian Federation P No.914 of 02.12.2000, taking into consideration the specified details.

The Report for the formation of the sales log is drawn up in accordance with Form 1.

In the Report for the formation of the sales log the Operator registers the invoices for the services of  Rostelecom, rendered to the Users during the Accounting Period, as well as the invoices for the prepayment received from the Users during the Accounting Period on account of the rendering of the services of Rostelecom. Besides, the Operator registers in the Report for the formation of the sales log the consolidated invoice for the cost of the services of Rostelecom, rendered to the population during the Accounting Period  and the sum of the prepayment received from the Users during the Accounting Period on account of the rendering of the services of Rostelecom (see above). By the registration of such invoices in column 2 the client name “Population” is indicated, and columns 3, 3a, 3b of the Report are not filled. As regards the cost of the services of Rostelecom and the sum of the prepayment on account of the rendering of the services of Rostelecom, that were included into the consolidated invoices registered in the Report for the formation of the sales log, the Operator draws up a Register according to Form 2 (at that, the sums included into the Register are assigned the numeration of the corresponding invoices).

The Report for the formation of the purchase log is drawn up in accordance with Form 3.

In the Report for the formation of the purchase log the Operator registers the invoices for the prepayment for the services of Rostelecom, on account of which the services of Rostelecom were rendered during the Accounting Period. Besides, the Operator registers in the Report for the formation of the purchase log the consolidated invoice for the prepayment for the services of Rostelecom received from the population, on account of which the services of Rostelecom were rendered during the Accounting Period (see above). By the registration of such invoices in column 5 of the Report the seller name “Population” is indicated, and columns 3-4, 5a, 5b, 6 of the Report are not filled. As regards the prepayments included into the consolidated invoice registered in the Report for the formation of the purchase log, the Operator draws up a Register according to Form 4.

Every month, the Operator must present to Rostelecom the following documents:

•                  The Report for the formation of the sales log for the month under review (according to Form 1). The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form  (in the format DBF DBASE IV);

•                  The Report for the formation of the purchase log for the reporting month (according to Form 3). The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form  (in the format DBF DBASE IV);

•                  The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices registered in the Reports for the formation of the sales and purchase logs in the reporting month (according to Forms 2 and 4). The Registers are presented in the electronic form (in the format DBF DBASE IV).

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The Reports for the formation of the sales and purchase logs are presented no later than the 18th day of the month following the reporting month. The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices are presented no later than the 20th day of the third month following the reporting month.

2. The order of the application to the rendering of the services of the 0% VAT rate and the presentation of the documentation proving the validity of the application of the 0% VAT rate

In accordance with Clause 7 entry 1 of article 164 of the Tax Code of the Russian Federation the 0% VAT rate is applied by the rendering of the services of Rostelecom for the official use by the international diplomatic and equated to them representatives or for personal use by the diplomatic or administrative and technical personnel of these representative offices, including the resident family members, provided the law of the corresponding foreign country establishes the similar order in relation to the diplomatic and equated to them representative offices of the Russian Federation and their employees or if the similar form is indicated in the international agreement of the Russian Federation.

At the time of the conclusion of the present agreement the list of the countries in relation to the  diplomatic representative offices and employees of which the 0% VAT rate is applied, is established by the Letter of Ministry of Taxation and Charges  of the Russian Federation No.P-6-23/382 of 01.04.2003 (with amendments). If after the conclusion of the present Agreement the Letter of MTC of the Russian Federation No.P-6-23/382 of 01.04.2003 is cancelled, in order to determine the list of the countries in relation to the diplomatic representatives and employees of which the 0% VAT rate should be applied, other duly approved and valid documents establishing the indicated list should be used. The possibility of the application of the 0% VAT rate to the foreign diplomatic representative office is determined in accordance with the list valid at the day of the rendering of the services of Rostelecom.

The 0% VAT rate is applied only in relation to the services rendered to the diplomatic and equated to them representatives by the subscriber numbers indicated in the agreement on the rendering of the long-distance and international telecommunications services between Rostelecom (concluded by the Operator on behalf of Rostelecom) and the diplomatic representative office.

The 0% VAT rate is applied exceptionally on the condition of the presentation by the diplomatic and equated to them representative office to the Operator of an official letter of the representative (signed by the head of representative office or the substitute, sealed by the stamp of the representative office in question), confirming that the services of Rostelecom are intended for the official use by the representative offices or their employees.

The letter must contain the following phrase: “This is to confirm that the long-distance and international telecommunications services rendered by OAO Rostelecom (Delegatskaya st. 5, 127091, Moscow) according to the public agreement No.             dated                       by the list of subscriber numbers given below are intended for the official use by the representative office”. The letter must contain the list of the subscriber numbers by which the services of Rostelecom are rendered, in relation to which the 0% VAT rate is applied, in the format:   (code ABC, DEF) (subscriber number).

The Operator is obliged to provide the storing of the original of the indicated letters during the period of three years starting from the date of the end of the year in which the services of Rostelecom were rendered, and the presentation of these originals to Rostelecom in case of necessity.

In the case of the application of the 0% VAT rate the Operator must draw up the invoice for the diplomatic and equated to them representative office, indicating the fact of the rendering of the services of Rostelecom with the application of the 0%, VAT rate, with the mark “for diplomatic use”.

By non-performance of the application of the aforementioned conditions the Operator should apply to the rendering of the services of Rostelecom to the diplomatic and equated to them representative office of the 18% VAT rate.

In accordance with the Regulations of the application of the zero VAT rate by the selling of goods (works, services) for the official use by the foreign diplomatic and equated to them representative offices or for personal use by the diplomatic or administrative and technical employees of these representative offices, including the resident family members, established by the Governmental Regulation of the Russian Federation No.1033 of 30.12.2000, in order to prove the validity of the application of the 0% VAT rate in relation to the services of Rostelecom, rendered to the diplomatic and equated to them representative offices during the Accounting Period, the Operator must present to Rostelecom:

•                  The Register of the Services by the rendering of which the 0% VAT rate was applied (hereinafter – Register), according to Form 5;

•                  The Register is presented in paper form, signed by the Director and Chief Accountant of the Operator, as well as in the electronic form (format DBF DBASE IV).

•                  The copies of the letters of the diplomatic and equated to them representative offices listed in the Register, drawn up as indicated above and confirming that the Services of  Rostelecom are intended for the official use by the representative office or their  employees;

•                  The copies of the invoices indicated in the Register, in which it must be indicated that the Services of Rostelecom were rendered with the application of the 0% VAT rate, with the mark “for diplomatic use”;

•                  The copies of the agreements with the diplomatic and equated to them representative offices listed in the Register, concluded by the Operator on behalf of Rostelecom for the rendering of the Rostelecom Services.

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The indicated documents are presented by the Operator no later than the 14th day of the month following the reporting month.

Form 1

The Report for the formation of the sales log

		Unique identifier of the	Details of the seller’s invoice					Date of payment of the seller’s invoice (by receipt of prepayment or by rendering of services on account of the earlier received	Sales total,
Form		recipient of		Date	Name of the	TIN of the	KPP of the	prepayments)	including
number		the bill	Number	(DD.MM.YYYY)	Buyer	client	client	(DD.MM.YYYY)	VAT
			1a	1b	2	3	3a	3b	4
			X	X	Total	X	X	X
			***	***	***	***	***	***	***
	.		***	***	***	***	***	***	***

Including
The long-distance
Sales liable to taxation at the rate of							and international
18 per cent (5)		10 per cent (6)					telecommunications
	Cost of		Cost of				services
	sales		sales		20 per cent (8)		tariffication unit is
	without		without			Cost of sales	established by
	VAT		VAT	0 per cent		without VAT	Rostelecom and
VAT amount	(roubles,	VAT amount	(roubles,	(roubles,	VAT amount	(roubles,	comprises one
(roubles, kopecks)	kopecks)	(roubles, kopecks)	kopecks)	kopecks)	(roubles, kopecks)	kopecks)	minute.
	5a	5b	6a*	7	6b* 8a*	8b*	9*
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

Invoice indication (prepayment invoice-01/ service payment invoice-02)	Indication of services liable to taxation at the rate of 0% VAT (1)	Number of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).	Legal address of the client (parent organization)
10**	11***	12	13
X	X	X	X
***	***	***	***
***	***	***	***

* - the columns are not filled.

** - the indication 01 is used only for the registration in the sales log of the invoices for the prepayments received on account of the rendering of the services. By the registration of the invoices for the services, the payment for which was performed as prepayment, the indication 02 is used.

*** - the indication is used for the registration in the sales log of both the invoices for the services liable to taxation at the 0% VAT rate, and the invoices for the prepayments received on account of the rendering of the services liable to taxation at the 0% VAT rate.

Director	(Full name)
Chief accountan	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 41
2.	Period_d	C (7)	Accounting Period (MM.YYYY)
3.	Oper_code	C (4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C (15)

The unique identifier of the recipient of the bill. The identifier is formed by the Operator on the basis of the unique information in ACP (for instance, branch number, identifier of user, personal account number). The identifier must coincide with the identifier used by the transfer to the OAO Rostelecom of the user data, be unique within the borders of the whole company of the Operator, and must remain unchanged during the whole financial history of the user.

5.	Sel_f_num	C (21)	Details of the seller’s invoice Number
6.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
7.	Cust_name	C (180)	Client name
8.	Cust_inn	N (12)	TIN of the client
9.	Cust_kpp	N (9)	KPP of the client
10.	Pr_brutto	N (20.4)	Sales total, including VAT
11.	Pr_net_18	N (20.4)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
12.	Nds_18	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
13.	Pr_net_10	N (20.4)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
14.	Nds_10	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
15.	Pr_net_0	N (20.4)	purchases liable to taxation at the rate of
16.	Pr_net_20	N (20.4)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 20%* (8) of the sales
17.	Nds_20	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 20%* (8) of the sales
18.	No_nds	N (20.4)	Sales exempt from taxation (roubles, kopecks)
19.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
20.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT (1)
21.	Cust_adr	C(200)	Legal address of the client (parent organization)
22.	Cust_Pay_d	D	Date of liquidation of seller’s invoice
23.	Cust_Pay_n	C(21)	Number of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).

Form 2

Register of the Services of Rostelecom and the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoices, registered in the sales log for

Form number	Ref. No.	Unique identifier of the recipient of the bill	Name of User	Address of individual	TIN of the client-individual	Invoice number	Cost of services (including VAT, roubles, kopecks)	Amount of VAT in service cost (roubles, kopecks)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
	1		2	3	4	5	6	7	8*
	X		Total	X	X	X			X
	**		***	***	***	***	***	***	***
	**		***	***	***	***	***	***	***

Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services on account of the earlier received prepayments)
Number	Date (DD.MM.YYYY)
9	10
X	X
****	****
****	****

•      the indication 01 is used only for the prepayments received on account of the rendering of the services. By the registration of the invoices for the services, the payment for which was performed as prepayment, the designation 02 is used.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 42
2.	Period_d	C (7)	Accounting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	C(80)	Name of User
6.	Cust_adr	C(200)	Address of individual
7.	Cust_inn	N (12)	TIN of the client
8.	Sel_f_num	C (21)	Invoice number
9.	Pr_brutto	N (20.4)	Cost of services (including VAT, roubles, kopecks)
10.	Nds	N (20.4)	Amount of VAT in service cost (roubles, kopecks)
11.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
12.	Cust_Pay_n	C (21)	Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Number
13.	Cust_Pay_d	D	Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Date (DD.MM.YYYY)

Form 3

The Report for the formation of the purchase log

		Unique identifier of the recipient	Details of the seller’s invoice		Date of liquidation of seller’s	Date of registration of goods (works,		TIN		Country of origin of the goods CUSTOMS	Purchase total, including VAT
Form number	No.	of the bill	Number	Date (DD.MM.YYYY)	invoice (DD.MM.YYYY)	services (DD.MM.YYYY)	Seller’s name	of the seller	KPP of the seller	DECLARATION number	(roubles, kopecks)
	1		2a	26	3**	4****	5	5a****	5b****	6*	7
	X		Total	X	X	X	X	X	X	X
	***		***	***	***	***	***	***	***	***	***
	***		***	***	***	***	***	***	***	***	***

Including
purchase liable to taxation at the rate of
18 per cent		10 per cent			20 per cent*
(8)		(9)			(11)			Indication
Cost of		Cost of			Cost of		Purchases	of services
purchases	VAT	purchases	VAT		purchases		exempt from	liable to
without VAT	amount	without VAT	amount	0 per cent	without VAT	VAT amount	taxation	taxation at
(roubles,	(roubles,	(roubles,	(roubles,	(roubles,	(roubles,	(roubles,	(roubles,	the rate of
kopecks)	kopecks)	kopecks)	kopecks)	kopecks)	kopecks)	kopecks)	kopecks)	0% VAT
8a	8b	9a*	9b*	10*	11a*	11b*	12*	13
							X	X
***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***

Director	(Full name)
Chief accountant	(Full name)

* - the columns are not filled.

** - the date of prepayment receipt.

*** - the last date of the service month.

**** - User’s details.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 43
2.	Period_d	C (7)	Accounting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	Sel_f_num	C (21)	Details of the seller’s invoice Number
6.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
7.	Cust_Pay_d	D	Date of liquidation of the seller’s invoice (DD.MM.YYYY)
8.	Accept_dat	D	Date of registration of the receipt of goods (works, services) (DD.MM.YYYY)
9.	Sel_name	C (120)	Name of the seller
10.	Sel_inn	N (12)	TIN of the seller
11.	Sel_kpp	N (9)	KPP of the seller
12.	Customs	C (50)	Country of origin of the goods. Cargo Customs Declaration

Field name	Name	Type, size	Description
	Declaration_num		number
13.	Pr_brutto	N (20.4)	Purchase total, including VAT (roubles, kopecks)
14.	Pr_net_18	N (20.4)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 18% (8)
15.	Nds_18	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 18% (8)
16.	Pr_net_10	N (20.4)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
17.	Nds_10	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
18.	Pr_net_0	N (20.4)	– – –	Including, purchases liable to taxation at the rate of 0 per cent
19.	Pr_net_20	N (20.4)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 20%* (8) of the sales
20.	Nds_20	N (20.4)	VAT amount (roubles, kopecks) liable to taxation at the rate of 20%* (8) of the sales
21.	No_nds	N (20.4)	Purchases exempt from taxation (roubles, kopecks)
22.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT -1, at other rates - 2

Form 4

Register of the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoice, registered in the purchase log for

Form number	Ref. No.	Unique identifier of the recipient of the bill	Name of User	Invoice number	Cost of services (including VAT, roubles, kopecks)	Amount of VAT in service cost (roubles, kopecks)
	1		2	3*	4	5
	X		Total	X
	***	***	***	***	***	***
	***	***	***	***	***	***

Details of the payment order
Number	Date (DD.MM.YYYY)
6	7
X	X
***	***
***	***

* - invoice number assigned upon receipt of the prepayment

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 44
2.	Period_d	C (7)	Accounting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	C (80)	Name of User
6.	Sel_f_num	C (21)	Invoice number
7.	Pr_brutto	N (20.4)	Cost of services (including VAT, roubles, kopecks)
8.	NDC	N (20.4)	Amount of VAT in service cost (roubles, kopecks)
9.	Cust_Pay_n	C(25)	Details of the payment order Number
10.	Cust_Pay_d	D	Details of the payment order Date (DD.MM.YYYY)

Form 5

Register of the Services which were rendered at 0% VAT for

Form	Name of representative	Cost of	Details of the invoice
number	offices	services	Number	Date
	1	2	3	4
	Total		X	X
	***	***	***	***
	***	***	***	***

Details of the letter of confirmation		Details of the agreement with the User
Number	Date	Number	Date
6	7	8	9
X	X	X	X
***	***	***	***
***	***	***	***

Director	(Full name)
Chief accountant	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 44
2.	Period_d	C (7)	Accounting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Prs_n	C(100)	Name of representative offices
5.	Embassy_n	N (20.4)	Cost of services
6.	Sel_f_num	C(21)	Details of the invoice Number
7.	Sel_f_date	D	Details of the invoice Date
8.	Lettr_num	C(21)	Details of the letter of confirmation Number
9.	Lettr_date	D	Details of the letter of confirmation Date
10.	Contract_n	C(25)	Details of the Contract with the users Number
11.	Contract_d	D	Details of the Contract with the users Date

Note to drawing up of Forms:

The transferred files must be named in accordance with the following name structure:

•      XXXX ZZZZZZ FFF UU.DBF,

•      XXXX- four-digit sign-digit operator number assigned by Rostelecom – KUBN

•      ZZZZZZ – accounting period in the form YYYYMM

•      FF – conventional number of the form of the Operator’s report. Can acquire the values: 41,42,43,44,45

•              UU – ordinal number of the report. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the terms determined by the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

For Rostelecom:	For Operator:

General Director	General Director
OAO Rostelecom	OAO STC:

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

“Appendix No. 5 hereto shall be amended as Follows: ”

Appendix No. 5

to Agreement No. 750-05-23

dated January 01, 2006

Act of Acceptance of Services Rendered

Form on OKUD
Contractor, legal address, contact phone, fax.	OKPO
Customer, legal address, contact phone, fax.	OKPO

Type of Activity per OKDP
Operation type

Act of Acceptance of Services No.                   dated                   200

Under Agreement No.                   dated                   200

for                              month

This report is drawn by and between Open Joint-Stock Company for Long-Distance and International Telecommunications “Rostelecom”, hereinafter referred to as “Rostelecom”, represented by                                             , authorized to act by                                     , on the one part, and Southern Telecommunications Company, an Open Joint Stock Company, hereinafter referred to as the “Operator”, represented by                                             , authorized to act by                                      on the other part, to certify that the Operator has rendered to Rostelecom the following services:

Ref.	Description of the	Details of the seller’s invoice Number		Service tariff, RUR/service cost calculation	Service Cost net VAT,	VAT,	Service Cost inc. VAT,
No.	service	Title	Value	base unit or %	roubles	roubles	roubles
1	2	3	4	5	6	7	8
1	List of services as per Appendix No. 2	Revenue earned
2	List of services as per Appendix No. 2	LD/IN out going traffic
3	Preparation of report forms	Set of report forms	1
Total

The rendered services cost aggregated                  , including VAT               .

The services were presented properly and according to Agreement terms.

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OAO STC

D.Ye. Yerokhin	G.A. Romsky
Dated 2005	Dated 200
Seal here	Seal here

26.      “Appendix 6 hereto shall be amended as follows ”

Appendix No. 6
to Agreement No. 750-05-23
dated January 01, 2006

List of Reporting Forms

1. The Operator branches provides the information for forming the OAO Rostelecom reports based on the following forms of state statistics reporting:

1. F 88 Outgoing payable exchange data - presented monthly

2. F 4 Data of exchange over the telecommunication networks - presented once in a quarter

3. F 12 Data of incomes of communication companies - presented monthly

4. F 65 Data of incomes from telecommunications services - presented once in a quarter

The Order of data presentation to the Rostelecom Main Computer Center

Data, according to the statistic accounts forms by way of universal pattern are passed to Rostelecom. The information is presented in electronic format by e-mail gvc.fstat@rt.ru.

When compiling the title page of the universal pattern be sure to indicate the enterprise’s unique number as registered with the MCC in respect of the data to be reflected in the OAO Rostelecom statistical reporting form.

Term for submission to the Main Computer Center:

form No.	Term for submission to the MCC by Operator’s branches*
12	7
4	7
88	5
65	27

* The day of a month, going after the accounting period is shown.

Entity codes for completion of the template

OJSC “Southern	53105 “SVYAZINFORM”, ASTRAKHAN REGION”
Telecommunications	53205 “VOLGOGRADELEKTROSVYAZ”
services	53805 “ELEKTROSVYAZ”, REPUBLIC OF KALMYKIA
Company”	54005 “KUBANELEKTROSVYAZ”
54015 “ELEKTROSVYAZ”, REPUBLIC OF ADYGHEIA
54105 “ELEKTROSVYAZ”, STAVROPOL TERRITORY
54115 “KARACHAY-CHERKESSKELEKTROSVYAZ”
54205 “ROSTOVELEKTROSVYAZ”
54405 “KABBALKTELECOM”
54505 “SEVOSETINELEKTROSVYAZ”

Example of the filling the sample.

Name of firm (business unit)	Moscow branch of OJSC “Center Telecom”
Document code	1
Firm code	51500	OKDP	5420030
Head of firm (business unit)	Parfenov A.I.	OKONKh	52300
		OKATO	50401372000
OKPO (8 characters)	04856347	OKOGU	49008
Business unit code	0	OKOPF	90
		OKFS	34

2. User receivables reporting form

User category	Receivables as of the reporting date,		Including (days overdue)
(type)	roubles	Including	1-30	31-90	91-180	181-360	>360
Individuals
Budgetary organizations
Commercial entities
Total

The indicated documents are presented by the Operator no later than the 15th day of the month following the accounting quarter. The data must be submitted in the written and electronic form to the following addresses: fax – (495)973-99-38, e-mail Analitic@rt.ru

Contact Tel:

The Parties have agreed that in the event of modification of SSKI Svyazinvest reporting forms, the Operator will complete the appropriate reforms using the adjusted forms subject to such modifications. The Parties undertake to agree the format of the data submitted to Rostelecom within 5 (five) business days following the date of receipt from Svyazinvest of notice of modifications (new templates or new formats of SSKI forms).

”.

27.      Appendix 7 hereto shall be amended as follows “

Appendix No. 7

to Agreement No. 750-05-23

dated January 01, 2006

Parties Mutual Settlement Procedure

1. The monetary obligations of the Operator to Rostelecom (para. 4.1.1 of the Agreement).

1.1. Within the term before the 28th day of the Billing period the Operator must transfer to Rostelecom one hundred per cent (100%) of the Accrued income for the month preceding the Billing period for the Telecommunications Services rendered during all periods preceding the Billing period, in accordance with the Operator’s Report.

1.2. Irrespective of any provision of para. 1.1 of this Appendix 7 contradicting the understated, before the 28th day of the Billing period the Operator must transfer to Rostelecom, irrespective of the amount of payment received in the month preceding the Billing period, no less than the Minimal payment in the amount of 32 % of the Accrued income for the Connection Services rendered during the month preceding the Billing period with consideration of adjustments made in accordance with the Operator’s Report and Appendix 9 hereto.

1.3. Rostelecom presents to the Operator the invoice for the payment of the Revenue earned, for the amount determined with the consideration of paras 1.1. and 1.2. hereof, before the 20th day of the Billing period.

2. The monetary obligations of Rostelecom to the Operator (para. 4.1.2. of the Agreement).

2.1. Rostelecom is obliged to pay to the Operator the consideration for the services rendered by the Operator to Rostelecom in accordance with para. 2.2 and the remuneration for the fulfillment by the Operator of the commission specified in para. 2.1. of Section 2 of this Agreement, within the terms and in the amount stated below. The total sum of the monetary obligations of Rostelecom for the services rendered to Rostelecom by the Operator in accordance with para. 2.2 and the remuneration for the commission performed by the Operator, specified in para. 2.1. of Section 2 of the Agreement, in every corresponding period is calculated on the basis of the Acceptance Acts signed by the Parties for the corresponding periods.

2.2. Within the term before the 28th day of the Billing period Rostelecom is obliged to transfer to the Operator the payment in the amount Y, which equals the sum of the payments not transferred by Rostelecom by the above indicated date of payment for the services under the Agreement rendered Rostelecom by the Operator during all the periods previous to corresponding Billing period, the cost of which has been estimated in accordance with Appendix 2 to the Agreement. At that, the maximum amount of payment Y, due to transfer in every Billing period equals M, the value calculated for every Billing period by the following formula:

M = A earned – A min.   where

M – is the maximum value of payment Y due to payment to the Operator by Rostelecom  in the corresponding Billing period.

A earned - is the Revenue earned in the month previous to Billing period, in accordance with the Operator’s Report, for the Telecommunication Services rendered by Rostelecom to the Users during all periods previous to Billing period.

A min. – is the amount of the Minimum payment, in accordance with para. 1.2. hereof.

The calculated payment Y is offset for the operator against the payment for the services rendered by the Operator to Rostelecom under this Agreement for all periods of its validity, in the part in which these services were not paid for by the moment of the calculation of the payment.  The Parties agree that in the first place the payments account for the services rendered during the earlier periods.

2.3. Rostelecom effects payments to the Operator, in accordance with para. 2.2. hereof, until the amount of all payments made by Rostelecom in accordance with this para. 2 equals the total cost of the services rendered by the Operator to Rostelecom under this Agreement.

2.4. The Operator bills Rostelecom for the payments specified in para. 2.2. hereof, in amounts calculated in accordance with the specified Clause, before the  20th day of the month in which the corresponding payment is due to be made.

3. In order to cancel (partially cancel) the obligations indicated in para. 1 and 2 hereof, as well as the obligations of Rostelecom to the Operator arising from the Agreement on connection of telecommunications services networks No.                            in the redaction dated                            (hereinafter – “Agreement on connection”), the Parties agree upon monthly offsetting of claims by means of signing Offset Acts on the dates when such obligations must be fulfilled in accordance with this Agreement and the Agreement on connection.”

28.      Appendix 8 hereto shall be amended as follows “

Appendix No. 8 to Agreement No. 750-05-23

dated January 01, 2006

Procedure for Checking Operator for the Correct Performance of the Agreement Terms

1.         The Appendix determines the list of measures, which should be taken by the Parties (Rostelecom and Operator) for the control of completeness and fidelity of the Operator’s Reports on the volume and accrual proceeds for the provided telecommunications services.

2.         The Appendix determines the methods of checking Operator’s Reports on the volume and accrual proceeds for the provided telecommunications services.

3.         The realization of the control may be initiated during the period of validity of the current Agreement.

4.         The reasons for the beginning of implementation the control measures are:

discrepancies of the total cost and volume data parameters of the Rostelecom and Operator’s reports, exceeding 3% relatively to the indices of the Rostelecom,

complaints from the Users side.

5.         The following actions can be performed in the control:

reconciliation of the Operator’s Reports and Rostelecom data;

detailed reconciliation the Parties data;

comprehensive technical study;

the checking of the fidelity of VAT rates adaptation;

the checking of the fidelity of adaptation the tariffs for telecommunications services provided by Rostelecom upon the issue of the bills;

clarification of the reasons of origin (increasing/decreasing) notes payable by the Users and so on.

6.         Revise of the Operator’s Reports and Rostelecom data.

6.1.      The basis for reconciliation of the Operator’s Reports and Rostelecom data is the discrepancy in cost and volume parameters in Operator’s Reports and Rostelecom data.

6.2.      Rostelecom forms and directs to the Operator comparative analysis of the Operator’s Reports (tables 1.1-1.6 Appendix 3 to the Agreement) and Rostelecom data table 1 format (Excel format) of this Appendix, marking out directions (no more than 5), on which the discrepancies are the largest.

6.3.      Operator during 5 business days realizes counter-analysis of the Rostelecom report in order to using the terms of  telecommunications services:

minimal  non-tariff limit of the calls,

type of the calls number round-off,

tariffs.

6.4.      If Operator revealed the mistake on the stage, stated in par. 6.3 of this Appendix, and its correction removed the discrepancies, then the Parties co-ordinate the term of the mistake removal, the correction of the original documents (Operator’s Reports, User bills and so on) and state the date of re-calculation.

6.5.      If the mistake was not found or its correction didn’t remove the discrepancies, then the Parties fix such discrepancies in reconciliation report.

7.         Detailed reconciliation

7.1.      The ground for the detailed reconciliation are discrepancies fixed in the reconciliation report on the stage of revise the Operator’s Reports and Rostelecom data.

7.2.      The Parties adjust with the operation factors of the detailed reconciliation:

time factors (month, week, day, hour and so on),

ancillary parameters (switchboards, trunks, numbering capacity),

directions of the detailed reconciliation (codes ABC/DEF),

size of the detailed reconciliation,

data exchange type.

The format sample for accordance of measured service data for a detailed revise, indicated in Table 2 of the Appendix, can be changed depending on technical abilities of the Parties.

7.3.      Detailed reconciliation is conducted under the agreement of the Parties using the resources of Rostelecom and/or Operator. The results of the reconciliation, performed by Rostelecom, send to the address of Operator not later than after 7 business days from matching of the operation factors, indicated in para. 7.2 of the Appendix.

7.4.      The parties conduct analysis of the results of the detailed reconciliation.

If Operator revealed the mistake on the stage, stated in para. 7.3 of the Appendix, and it’s correction removed the discrepancies, then the Parties co-ordinate the term of the mistake removal, the correction of the primary documents (Operator’s Reports, User bills and so on) and state the date of re-calculation.

7.5.      If the mistake was not found or it’s correction didn’t remove the discrepancies, then the Parties fix such discrepancies in revise statement not later than 3 business days after results of the detailed revision will be ready. The Parties will co-ordinate the next steps:

Another additional, ancillary parameters of the reconciliation are selected (repeated execution of the stage of the detailed reconciliation),

comprehensive technical study should be performed.

8.         Comprehensive technical study.

8.1.      The reason for the performance of the comprehensive technical study is coordinated on the previous stages statements and the absence of the ascertained reasons for discrepancies.

8.2.      Under the frame of the comprehensive technical study it can be realized by the associated Parties:

verification of capacity for work of communication channels;

verification of the recording completeness  of the tariff files;

verification of recording conditions of the tariff files;

registration of the probing calls;

verification of the routing Regulations;

verification of the software, used in the system of collection and processing of tariff information and so on;

using indirect methods of research.

8.3.      After getting the results the report is developed and agreed by the Parties, and the used methods, conclusions, recommendations for eliminating the reasons, caused the discrepancies, the terms of removal such reasons are indicated therein. According to the conclusions of the comprehensive technical study report, the decision is taken about the date of re-calculation and necessity of adjustment of the bills, presented to the Users.

Table 1. Dedicated reconciliation form

	Zone											Discrepancies
	ABC of	User	Tariff		Direction	Rostelecom data			Operator data			%	%
Period	Operator	category	category	Direction	code	min	tariff	total	min	tariff	total	(min)	(roubles)

Table 2. Format of call service data

Data should be presented in electronic file using format dbf or xls

Tel_A*	Tel_B*	Mn_I*	Mn_O*	Date*	Time*	D_sec*

* fill-in spaces are marked

Field Tel_A*: Number of the subscriber A phone

Field Tel_B*: Number of the subscriber B phone

Field Mn_I*: Mnemonics of incoming group of channels

Field Mn_O*: Mnemonics of outgoing group of channels

Field Date*: Date of the call beginning (DDMMYY)

Field Time*: Time of the call beginning (HHMMSS)

Field D_sec*: Call duration (in seconds)

Rostelecom	Operator:

General Director	General Director

OAO Rostelecom	OAO STC

D.Ye. Yerokhin	G.A. Romsky
200	200
Seal here	Seal here

».

30.   Attachment 9 shall be supplemented with a new Section 8 as follows:

“8. Provision of information on user receivables with a view to create bad debt provisions for taxation purposes.

Each quarter, prior to the 15th day of the month following the last month of the quarter, the Operator submits to Rostelecom a report detailing indebtedness for the services provided by Rostelecom as of the last day of the quarter, using electronic Form No. 9 (Excel file).”.

31.      Section 4 of Attachment 9 to the Agreement shall be amended as follows:

“4.  Adjustment of Indebtedness

4.1                       In case of errors that have caused misstatement of amount of Receivables due from Users and Payables due Users are detected, the indebtedness can be adjusted in accordance with the procedure outlined in the present clause.

4.2                       In accordance with the present clause, it is required to conduct adjustment of misstatements of Receivables due from Users and Payables due Users, which have emerged in the result of:

•      errors of the Operator during classification of monetary funds received from users;

•      errors during accrual of indebtedness for Rostelecom long-distance and international telecommunications services (excluding cases of illegal and unauthorized connection to the Operator’s communication network).

4.3        Adjustment of indebtedness is carried out on a monthly basis. Adjustment reports are submitted two times each year: prior to July 31 with respect to the adjustments made during the period starting on January 01 and ending on June 30, and prior to January 31 with respect to the adjustments made during the period starting on July 01 and ending on December 31.

4.4        For adjustment of indebtedness the Operator draws up and submits to Rostelecom the following documents:

•      List of adjustments of Receivables due from Users and Payables due Users as per Form 1 of the Regulations;  the said list is submitted on a monthly basis subject to the deadlines specified for the submission of the Operator’s report;

•      Copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users (acts of settlements reconcilement, invoices, payment documents, claims, judicial decisions, etc.);  the said documents are submitted by the Operator within 30 days following the date of receipt from Rostelecom of the appropriate written request.

•      Register of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users as per Form 2 of the present Regulations.  The said document is submitted within the time period specified in the preceding Clause.

The documents are submitted by the Operator in the form of hard copies or electronically (in Excel format, with the exception of copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users).

4.5                       In case comments on the documents submitted by the Operator are present, Rostelecom notifies the Operator in writing not later than 45 days from the date of presentation of documents.  During 30 days from the moment of receipt of such notification the Operator must remove the revealed comments and submit to Rostelecom documents, which have been commented on by Rostelecom, anew.

4.6                       Where debt corrections are connected with corrections of Previous Revenues, the amount of these corrections is to be taken by the parties into account during the correction period.

32.                  Paragraph 5.2. of clause 5 of Appendix 9 hereto shall be amended as follows: “5.2 As per results of inventory the Operator draws up:

•      Inventory Deed as per Form 3 of the Regulations;

•      Appendices to Inventory Deed as per Form 4 of the Regulations;

•      List of adjustments of Receivables due from Users and Payables due Users as per Form 1 of the Regulations;

•      copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users (acts of settlements reconcilement, invoices, payment documents, claims); the said documents are submitted by the Operator within 30 days following the date of receipt from Rostelecom of the appropriate written request.

•      Register of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users as per Form 2 of the present Regulations.

Documents are submitted by the Operator on paper (excluding Appendices to Inventory Deed) and electronically (Excel format, except document copies confirming the necessity of adjustment of Receivables due from Users and Payables due Users) not later than January 31 of the year which follows the year the inventory is taken as of September 30.

33.      Clause 6.3.2 of Attachment 9 to the Agreement shall be amended as follows:

“Not later than 20 days after measures indicated in para. 6.3.1. have been taken, the Operator suspends access to Rostelecom services and restricts access to certain types of services rendered by Rostelecom in accordance with Public Offer (Appendix No.1).

34.      Clause 6.6 of Attachment 9 to the Agreement shall be amended as follows:

During 5 working days from the moment of receipt from the Operator of information indicated in para. 6.5., Rostelecom independently effects payment of the state duty. For the purpose of claim filing, original payment documents certifying payment of the state duty (with relevant bank remarks) are to be sent to the Operator. Payment of the state duty constitutes the grounds for the filing by the Operator of the claim for the collection of indebtedness.”.

35.      Rostelecom furnishes the Operator with directions for the completion of forms listed in Attachment 9 to the Agreement not later than on February 10, 2006.

36.      This additional Agreement is an integral part of the Agreement.

37.      All terms used in this additional Agreement have a meaning, fixed for them in the Agreement.

38.      All the rest, not indicated in this additional Agreement, is subject to the provisions of the Agreement.

39.      This additional Agreement is issued in the Russian language in two original counterparts, one for  each Party.

40.      This additional Agreement comes into effect on the date of its execution. The Parties recognize that the terms and conditions of their Agreement shall apply to their relationships arising as from the date of Agreement No. 750-05-23 dated January 01, 2006.

Details and Signatures of the Parties

OAO Rostelecom:	OAO STC:

Legal address: 5, Delegatskaya st.,	Legal address: 66, Karasunskaya st.,
Moscow 127091	Krasnodar 355000

General Director	General Director

D.Ye. Yerokhin	G.A. Romsky
Dated 2006	Dated 2006
Seal here	Seal here